Exhibit 24

Form 10-K
Limited Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Ball Corporation, an Indiana corporation, hereby constitute and appoint R. David Hoover, Raymond J. Seabrook and Douglas K. Bradford, and any one or all of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation the Form 10-K of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and to sign any amendment to such Form 10-K, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact or any one of them, as herein authorized.

Date:  February 25, 2008

/s/ R. David Hoover		/s/ Robert W. Alspaugh
R. David Hoover	Officer	Robert W. Alspaugh	Director

/s/ Raymond J. Seabrook		/s/ Howard M. Dean
Raymond J. Seabrook	Officer	Howard M. Dean	Director

/s/ Douglas K. Bradford		/s/ Hanno C. Fiedler
Douglas K. Bradford	Officer	Hanno C. Fiedler	Director

/s/ R. David Hoover
		R. David Hoover	Chairman of the Board
and Director
/s/ John F. Lehman
		John F. Lehman	Director

/s/ Georgia R. Nelson
		Georgia R. Nelson	Director

/s/ Jan Nicholson
		Jan Nicholson	Director

/s/ George M. Smart
		George M. Smart	Director

/s/ Theodore M. Solso
		Theodore M. Solso	Director

/s/ Stuart A. Taylor II
		Stuart A. Taylor II	Director

/s/ Erik H. van der Kaay
		Erik H. van der Kaay	Director